Exhibit 99.2

Creating a National Leader in Education Innovation
October 30, 2017

Forward Looking Statements
This communication contains certain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “outlook,” “plan,” “project,” or similar words and may include statements with respect to, among other things, the proposed merger of a wholly-owned subsidiary of Strayer with and into Capella, including the expected timing of completion of the merger; the anticipated benefits of the merger, including estimated synergies; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. The statements are based on Strayer’s and Capella’s current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, Strayer and Capella have identified important factors that could cause Strayer’s or Capella’s actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include:
the risk that the merger may not be completed in a timely manner or at all due to the failure to obtain the approval of Strayer’s or Capella’s stockholders or the failure to satisfy other conditions (including obtaining required regulatory and educational agency approvals) to completion of the merger;
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;
the outcome of any legal proceeding that may be instituted against Strayer, Capella and others following the announcement of the merger; the amount of the costs, fees, expenses and charges related to the merger; the risk that the benefits of the merger, including expected synergies, may not be fully realized or may take longer to realize than expected;
the risk that the merger may not advance the combined company’s business strategy and growth strategy;
the risk that the combined company may experience difficulty integrating Strayer’s and Capella’s employees or operations; the potential diversion of Strayer’s and Capella’s management’s attention resulting from the proposed merger; and other risks and uncertainties identified in Strayer’s and Capella’s filings with the Securities and Exchange Commission.
Actual results may differ materially from those projected in the forward-looking statements. Strayer and Capella undertake no obligation to update or revise forward-looking statements. 2

Additional Information and Where to Find It
Investors and security holders are urged to carefully review and consider each of Strayer’s and Capella’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.
In connection with the proposed transaction, Strayer intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Strayer and Capella and a prospectus of Strayer, and each party will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF Strayer AND Capella ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to the stockholders of each party seeking the required shareholder approval. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Strayer or Capella as described below. The contents of the websites referenced are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.
STRAYER EDUCATION, INC.
2303 Dulles Station Blvd. Herndon, VA 20171 Attention: Investor Relations 708.247.2507 investor.relations@strayereducation.com
CAPELLA EDUCATION COMPANY
Capella Tower
225 South Sixth Street, 9th Floor Minneapolis, MN 55402 Attention: Heide Erickson 612.977.5172 investor.relations@capella.edu

Certain Information Regarding Participants
Strayer, Capella and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Strayer’s directors and executive officers in its definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2017, and in other documents filed with the SEC by Strayer and its directors and executive officers. You can find information about Capella’s directors and executive officers in its definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2017, and in other documents filed with the SEC by Capella and its directors and executive officers. Additional information regarding the interests of these directors and executive officers in the proposed transaction will be included in the registration statement, joint proxy statement/prospectus or other documents filed with the SEC, if any, when they become available. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Strayer or Capella as described above.
No Offer or Solicitations
This document shall not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. 4

Today’s Participants
ROBERT SILBERMAN
Executive Chairman
KARL MCDONNELL
Chief Executive Officer
DANIEL JACKSON
Chief Financial Officer
KEVIN GILLIGAN
Chairman and Chief Executive Officer
STEVEN POLACEK
Chief Financial Officer

Creating a National Leader in Education Innovation
All-stock merger of equals with Capella shareholders receiving 0.875 Strayer shares for each Capella share; Strayer shareholders will own approximately 52% and Capella shareholders will own approximately 48% of the combined company on a fully diluted basis
Combination expected to close in the third quarter of 2018, subject to customary regulatory approvals and closing conditions, including approvals by the Department of Education, state regulators and relevant accreditation bodies, and shareholders of both companies
Strayer University and Capella University will operate as independent, accredited institutions offering nearly 135 programs to approximately 80,000 students across all 50 states
Both universities will maintain separate boards and be led by their current presidents
Strayer and Capella are highly complementary in powerful ways and share cultures that value integrity and innovation as well as a mission to make learning work for adults in the modern economy
Highly achievable corporate-level efficiencies will enable each university to expand innovation to improve affordability and enhance learning and career outcomes while creating greater value for shareholders

Stronger Corporate Platform Supporting Independent Universities
STRAYER FAMILY
Leadership
President: Brian W. Jones
Existing Board of Trustees
Accredited by
Middle States Commission on Higher Education
Accelerates innovations that improve affordability and enhance the learning experience and career outcomes for students
CAPELLA FAMILY
Leadership
President: Richard Senese, PhD, LP
Existing Board of Directors
Accredited by
Higher Learning Commission
STRATEGIC EDUCATION, INC.
Leadership
Robert Silberman Kevin Gilligan Karl McDonnell Steven Polacek
Executive Chairman Vice Chairman CEO Integration Head
Corporate Functions
Finance, Accounting, Human Resources, Legal, IT, Marketing
Headquarters
Herndon, Virginia, with significant presence in Minneapolis
Scale(1) $895 million Revenue $182 million EBITDA
Financial Profile(1)
Debt Free $80 million Free Cash Flow
(1) Pro forma ended September 30, 2017; EBITDA net of stock based compensation and excludes approximately $50 million in expected annual run rate cost synergies

Transaction Overview
Transaction Structure
All-stock, tax-free merger of equals
Capella shareholders to receive 0.875 Strayer shares for each Capella share
Pro forma ownership: 52% Strayer shareholders and 48% Capella shareholders
Leadership
Robert Silberman will be Executive Chairman
Kevin Gilligan will be Vice Chairman
Karl McDonnell will be CEO
12 person board; 9 Strayer nominated directors and 3 Capella nominated directors
Organization
Universities to operate as distinct, independent institutions
Combined company will be named Strategic Education, Inc.
Corporate headquarters in Herndon, Virginia
Significant presence in Minneapolis, Minnesota, including Capella University headquarters and combined IT resources
Financial Benefits
Expected to be accretive to Strayer’s EPS by approximately 20% to 25% by 2019, based on annual cost savings of approximately $50 million. Run rate synergies expected to be fully phased in within 18 months of closing, with half realized during the first 12 months following closing
Strong balance sheet and combined cash flows support expected annual dividend of $2 per share
Closing Conditions
Closing expected in the third quarter of 2018
Subject to approval by Department of Education, state regulators, relevant accreditation bodies, shareholders of both companies among other customary regulatory approvals and closing conditions

Capella Education Overview

CAPELLA EDUCATION COMPANY

A leading educational services company providing online postsecondary degree programs and job-ready skills offerings to working adults:

- Founded in 1993 with diversified program offerings:
  - Capella University
    - 1,900+ online courses
    - 54 degree programs
    - Accredited by Higher Learning Commission
  - Capella Learnings Solutions
    - Partnership with CareerBuilder to link learning experiences directly with job demand
  - DevMountain
    - Dedicated coding programs
  - Hackbright Academy
    - Software engineering programs exclusively for women
  - Sophia
    - Self-paced courses for college credit

~37,000 STUDENTS

(As of 9/30/17)


38%
25%
19%
11%
7%
Social & Behavioral Sciences
Business & Technology
Nursing and Health Sciences
Education
Public Service Leadership

KEY FINANCIALS	TTM ENDED SEPT 30 2017
Revenue	$440 million
EBITDA[1]	$92 million
Free Cash Flow	$41 million

(1) EBITDA net of stock based compensation

STRAYER EDUCATION Capella Education Company
9

Enhanced Scale, Diversity & Educational Experience

~80,000

Students

~135

Degree and Certificate Programs

$895M

Revenue

$182M

EBITDA

PRO FORMA DEGREE MIX



36%
46%
11%
7%
Master's
Bachelor's
PhD/Doctoral
Certificate/Associate

MEANINGFUL BENEFITS FOR STUDENTS

- Complementary program offerings with more choices for students
- Sharing of academic best practices to enhance the student experience
- Expanded innovation to improve affordability
- Transferability of credits
- Enhanced student services to promote educational and career outcomes

Note: Pro Forma TTM ended September 30, 2017; EBITDA net of stock based compensation and excludes approximately $50 million in expected annual run rate cost synergies

STRAYER EDUCATION Capella Education Company

10

A Compelling Platform for Students

Comprehensive Degree Programs

STRAYER UNIVERSITY

KEY PROGRAM OFFERINGS

Bachelors

- Bachelor of Science in Accounting
- Bachelor of Business Administration
- Bachelor of Science in Criminal Justice
- Bachelor of Science in Information Systems
- Bachelor of Science in Information Technology
- Bachelor of Science in Nursing

Masters

- Master of Science in Accounting
- Master of Business Administration
- Master of Education
- Master of Science in Information Systems
- Master of Science in Information Assurance
- Master of Science in Health Services Administration
- Master of Public Administration
- Master of Human Resource Management
- Jack Welch Executive MBA
- Master of Science in Management
- Master of Science in Nursing
- Digital Entrepreneurship MBA

Associates

- Associate in Arts in Accounting
- Associate in Arts in Acquisition & Contract Management
- Associate in Arts in Business Administration
- Associate in Arts in Information Systems
- Associate in Arts in Information Technology
- Associate in Arts in Marketing

Certificates

- Diploma in Acquisition Contract Management
- JWMI Executive Certificates

CAPELLA UNIVERSITY

KEY PROGRAM OFFERINGS (152 SPECIALIZATIONS)

Bachelors

- Bachelor of Science in Business (FlexPath)
- Bachelor of Science in Criminal Justice
- Bachelor of Science in Health Care Administration
- Bachelor of Science in Information Technology (FlexPath)
- Bachelor of Science in Psychology (FlexPath)
- Bachelor of Science in Public Health
- Bachelor of Science in Nursing (FlexPath)

Certificates

- 51 certificate programs

Masters

- Master of Business Administration (FlexPath)
- Master of Education in Teaching and Learnings (FlexPath)
- Master of Health Administration (FlexPath)
- Master of Public Health
- Master of Science Education Innovation and Technology
- Master of Science in Addiction Studies
- Master of Science in Analytics
- Master of Science in Clinical Psychology
- Master of Science in Criminal Justice
- Master of Science in Education
- Master of Science in Emergency Management
- Master of Science in Higher Education
- Master of Science in Human Resource Management
- Master of Science in Human Services
- Master of Science in Information Assurance and Security
- Master of Science in Information Systems and Technology Management (FlexPath)
- Master of Science in Marriage and Family Counseling/Therapy
- Master of Science in Mental Health Counseling
- Master of Science in Psychology (FlexPath)
- Master of Science in School Counseling
- Master of Science in Studies in Human Behavior
- Master of Science in Nursing (FlexPath)
- Master of Social Work
- Master of Social Work Advanced Standing

Doctorates/Eds

- Doctor of Business Administration
- Doctor of Education
- Doctor of Emergency Management
- Doctor of Health Administration
- Doctor of Human Services
- Doctor of Information Technology
- Doctor of Nursing Practice
- Doctor of Philosophy in Advanced Studies in Human Behavior
- Doctor of Philosophy in Business Administration
- Doctor of Philosophy in Counselor Education Supervision
- Doctor of Philosophy in Criminal Justice
- Doctor of Philosophy in Education
- Doctor of Philosophy in Emergency Management
- Doctor of Philosophy in Human Services
- Doctor of Philosophy in Information Technology
- Doctor of Philosophy in Psychology
- Doctor of Psychology
- Doctor of Psychology in School Psychology
- Doctor of Public Administration
- Doctor of Public Health
- Doctor of Social Work
- Education Specialist

STRAYER EDUCATION | Capella Education Company
12

Strayer Education Overview
A diversified education company with 125-year track record of educating working adults through undergraduate and graduate degree programs:
Strayer University
73 Campuses across 16 states and the District of Columbia
Accredited by Middle States Commission on Higher Education
Jack Welch Management Institute
Top 25 ranked online MBA program by Princeton Review
Strayer@Work
Over 325 corporate relationships
The New York Code + Design Academy
Robust online degree programs
83% of program seats are online
(1) EBITDA net of stock based compensation
~42,000 STUDENTS
( A s o f 9 / 3 0 / 1 7 )
1% 5% 4% 16% 11% 10% 53%
Undergrad—Business Grad—Business JWMI
Undergrad—IT Grad – IT
Undergrad—Other Grad – Other
KEY FINANCIALS TTM ENDED SEPT 30 2017
Revenue $455 million
EBITDA(1) $90 million
Free Cash Flow $39 million

A Shared Focus on Delivering Value & Driving Outcomes For Students

AFFORDABILITY

- Strayer
  - 20% undergraduate tuition reduction in 2014
  - Graduation Fund program provides up to another 25% tuition reduction to bachelor degree program cost
- Capella
  - With FlexPath program learners can complete their degree in half the time and half the cost
  - Over $30 million in scholarships available

DATA DRIVEN SUPPORT

- Deep data analytics
  - Leading learning model and assessment capabilities
  - Leveraging data to support student decisions

SUPERIOR OUTCOMES

- Strayer
  - Over 80% continuation rate
  - 20% increase in investment per student academic services since 2010
- Capella
  - 97% of employers surveyed rated the work performance of Capella graduates as proficient or exceptional
  - 2014 cohort default rate of 6.9% below national, public and private not-for-profit institution averages
  - Increased early cohort persistence rate by 22% over last five years

STRAYER EDUCATION Capella Education Company 14

Highly Achievable Cost Synergies
Expected annual cost savings of approximately $50 million
Expect to achieve full run rate within first 18 months following closing with approximately half realized during first 12 months following closing Consolidation of executive functions Capturing efficiencies across marketing and IT
Approximately $50 million in one-time, cash and non-cash costs to achieve
Expected to be accretive to Strayer’s EPS by approximately 20% to 25% by 2019
Reinvestment to strengthen academic offerings, innovation and affordability
Opportunity to grow faster together than either company could achieve on its own

Strong Cash Flow to Support Investment and Return of Capital
$80M
Pro Forma Free Cash Flow
FOR STUDENTS
Investment in better educational experience and value for students
FOR SHAREHOLDERS
Expected $2/share annual dividend payout
Note: Pro Forma TTM ended September 30, 2017

Creating a National Leader in Education Innovation
Two regionally accredited independent universities
Combined platform facilitates accelerated investment in student experience and affordability
Highly achievable corporate cost synergies and strong cash flow drive shareholder value creation 17

Appendix: Reconciliation of Non-GAAP Financial Measures
The following information provides reconciliations of non-GAAP financial measures , which are presented in the accompanying presentation, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The companies have provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the presentation. The non-GAAP financial measures in the accompanying presentation may differ from similar measures used by other companies. The following tables reconcile the non-GAAP measure of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) referred to in this presentation to the most directly comparable GAAP measure reflected in the Companies’ financial statements.
CAPELLA EDUCATION COMPANY (TTM ENDED 9/30) STRAYER EDUCATION INC (TTM ENDED 9/30) STRATEGIC EDUCATION INC (TTM ENDED 9/30)
Income from continuing operations $    42,146 Income from continuing operations $    38,825 Income from continuing operations $                80,971
Other (Income)/Expense, net (489) Other (Income)/Expense, net (230) Other (Income)/Expense, net (719) Income Tax Expense 23,336 Income Tax Expense 21,580 Income Tax Expense 44,916 Depreciation and Amortization 20,528 Depreciation and Amortization 18,259 Depreciation and Amortization 38,787 EBITDA $    85,520 EBITDA $    78,434 EBITDA $    163,954 Stock Based Compensation 6,172 Stock Based Compensation 12,006 Stock Based Compensation 18,178
EBITDA net of Share Based Compensation $    91,692 EBITDA net of Share Based Compensation $    90,440 EBITDA net of Share Based Compensation $    182,132

Appendix: Reconciliation of Non-GAAP Financial Measures
The following information provides reconciliations of non-GAAP financial measures , which are presented in the accompanying presentation, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The companies have provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the presentation. The non-GAAP financial measures in the accompanying presentation may differ from similar measures used by other companies. The following tables reconcile the non-GAAP measure of Free Cash Flow referred to in this presentation to the most directly comparable GAAP measure reflected in the companies’ financial statements.
CAPELLA EDUCATION COMPANY (TTM ENDED 9/30) STRAYER EDUCATION INC (TTM ENDED 9/30) STRATEGIC EDUCATION INC (TTM ENDED 9/30)
Net cash provided by operating Net cash provided by operating Net cash provided by operating $                64,644 $                58,775 $                123,419 activities—continuing operations activities—continuing operations activities—continuing operations
Capital expenditures (23,968) Capital expenditures (20,233) Capital expenditures (44,201)
Free cash flow $                40,676 Free cash flow $                38,542 Free cash flow $                79,218